Exhibit (32)(b)
CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the quarterly report on Form 10-Q of Wachovia Preferred Funding Corp. (“Wachovia Funding”) for the quarter ended June 30, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Timothy J. Sloan, Chief Financial Officer of Wachovia Funding, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Wachovia Funding.

/s/ TIMOTHY J. SLOAN
Timothy J. Sloan
Chief Financial Officer August 11, 2011